UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2005, ViroPharma Incorporated (the “Company”) received consents of registered holders of its 6% Convertible Senior Secured Notes due 2009 (the “Notes”) approving amendments (each an “Amendment” and collectively the “Amendments”) to the terms of: (i) the Indenture dated as of October 18, 2004 (the “Indenture”) governing the Notes, by and between the Company and U.S. Bank National Association, as trustee; (ii) the Convertible Notes Registration Rights Agreement dated as of October 18, 2004 (the “Registration Rights Agreement”) by and among the Company and the Investors named therein or their permitted assigns; and (iii) the Security Agreement dated as of November 9, 2004 (the “Security Agreement”) by and between the Company and U.S. Bank National Association, as Collateral Agent. The Amendment to the Indenture provides that the limitations on the Company’s ability to make certain issuances of its common stock as set forth in the Indenture shall expire on the close of business on September 7, 2005 and clarifies under what conditions the Company may auto-covert the Notes prior to October 18, 2006. The Amendment to the Registration Rights Agreement modifies the date by which the Company must register under the Securities Act of 1933, as amended the $12.5 million of additional Notes issued on April 5, 2005, which registration was declared effective on April 22, 2005. The Amendment to the Security Agreement expands the definition of Permitted Encumbrances. The Amendments to the Indenture and the Registration Rights Agreement became effective on May 6, 2005 and the Amendment to the Security Agreement became effective on May 9, 2005.

The foregoing is a summary of the terms of each of the Amendments. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(c)	Exhibit No.	Description
	4.1	Supplemental Indenture Number 1

	10.1	Consent, Waiver And Amendment to Convertible Notes Registration Rights Agreement

	10.2	Amendment Number 1 to Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 10, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Index of Exhibits

(c)	Exhibit No.	Description
	4.1	Supplemental Indenture Number 1

	10.1	Consent, Waiver And Amendment to Convertible Notes Registration Rights Agreement

	10.2	Amendment Number 1 to Security Agreement